DATED 29 January 2010

BETWEEN

19 ENTERTAINMENT LIMITED

and

ROBERT DODDS

AMENDMENT TO SERVICE AGREEMENT

THIS AGREEMENT is made on the 29th day of January 2010

B E T W E E N:

(1)	19 ENTERTAINMENT LIMITED (company number: 1886042), a company registered in England, whose registered office is at c/ Baker & McKenzie LLP, 100 New Bridge Street London EC4V 6JA (“the Company”);

and

(2)	ROBERT DODDS of 10B the Ridings, Cobham, Surrey KT11 2PT (“the Executive”)

WHEREAS:

(A) the Company and the Executive are parties to that certain service agreement dated 31 August 2006 (the “Employment Agreement”); and

(B) the Company and the Executive wish to amend certain terms of the Employment Agreement;

IT IS HEREBY AGREED as follows:-

1.	With effect from 29 January 2010, Clause 1 of the Employment Agreement shall be deemed deleted and replaced by the following:

“1. APPOINTMENT

The Company shall employ the Executive and the Executive shall serve the Company as President and Chief Executive Officer of the Company on and subject to the terms and conditions specified herein (the “Employment”).”

2.	With effect from 29 January 2010, the first two lines of Clause 3.1 of the Employment Agreement shall be deemed deleted and replaced by the following:

“The Executive shall be employed in the post of Chief Executive Officer of the Company (with the title of “Chief Executive Officer” of the Company) in which capacity he shall:”

3.	With effect from 29 January 2010, Clause 3.1 of the Employment Agreement shall be amended as follows:

A new subparagraph (b) shall be inserted immediately following subparagraph (a) and shall read as follows:

“(b) have responsibility for the day to day management of the Company and the business of the Company and its subsidiaries, subject at all times to his remaining in compliance with annual budgets as agreed or otherwise amended or limited by the Board of the Company or the board of any parent. For the purpose of clarity, “day to day management” shall mean authority to conduct, supervise and oversee all aspects of day to day activities including (without limitation):

(i)	taking or approving creative decisions,

(ii)	the right to employ or engage and dismiss or terminate employees and contractors;

(iii)	contract negotiations;

(iv)	financial decisions (within any budget or business plan approved by the Board of CKX); and

(v)	determining the identity of third party suppliers and advisers”

Thereafter, the former subparagraphs 3.1(b), (c), (d) and (e) shall become subparagraphs (c), (d), (e) and (f), respectively.

Following new subparagraph (f), a new subparagraph (g) shall be added and shall read as follows:

”(g) on a quarterly basis, sign such certifications as shall be requested by the Chief Executive Officer or Chief Financial Officer of CKX, the Board of CKX or any committee thereof, the Company’s or CKX’s auditors or any governing body having jurisdiction over the Company or CKX, certifying as to the accuracy of the Company’s financial statements.

4. With effect from 1 January 2010, Clause 5 of the Employment Agreement shall be deemed deleted and replaced by the following:

“5. REMUNERATION

5.1 The Company shall pay to the Executive a base salary of 400,000 per annum, payable monthly in arrears by equal instalments, provided that effective as of January 1, 2010 the base salary shall be increased to £1,500,000 per annum.

5.2 For calendar year 2010, the Executive shall be eligible to receive a bonus subject to the Bonus Plan attached hereto as Exhibit 5.2.”

5.3 In addition to the bonus described in Clause 5.2 above, the Executive shall be eligible to receive a bonus or to participate in a bonus plan as determined by the Compensation Committee of the Board of CKX, on and subject to the sole discretion of, and terms from time to time determined by the Committee.”

5. Except as set forth herein, all other terms of the Employment Agreement shall remain unchanged and in full force and effect.

[Signature Page Follows]

IN WITNESS whereof the parties hereto have executed this Amendment to Agreement as a Deed the day and year first above written.

SIGNED AS A DEED by }
19 ENTERTAINMENT LTD }
by Thomas P. Benson in
the presence of	} /s/ Thomas P. Benson—

Witness’ Name	Jason K. Horowitz—

Address
Occupation
Signature	_/s/ Jason K. Horowitz—

SIGNED AS A DEED and }
DELIVERED AS A DEED }
by ROBERT DODDS in }
the presence of	}/s/ Robert Dodds—

Witness’ Name	Alexandra Jones—

Address
Occupation
Signature	/s/ Alexandra Jones—

EXHIBIT 5.2
Calendar Year 2010 Bonus Plan

The target bonus amount for Executive shall be £500,000 (the “Target Bonus”).

The target OIBDAN number shall be $80,000,000 (the “OIBDAN Target”), provided that operating income (loss) before non-cash depreciation of tangible assets and non-cash amortization of intangible assets and non-cash compensation and other non-cash charges, such as charges for impairment of intangible assets (“OIBDAN”) shall be calculated in a manner consistent with 2009 calculations and provided further that OIBDAN shall be calculated without giving effect to any payments made (i) to Ryan Seacrest pursuant to the 2009 agreements between CKX and Ryan Seacrest or related entities (“Seacrest Agreements”), (ii) to CKX or the Company from any third party in respect of services performed by Ryan Seacrest under or pursuant to the Seacrest Agreements (iii) to Simon Fuller pursuant to his January 2010 Consultancy Deed in excess of £504,000, (iv) to Simon Fuller under the Compromise Agreement of January 2010; or (v) that are non-recurring “one time” payments or charges as agreed between the Compensation Committee of the Board of CKX and Executive provided that if there is a dispute as to the characterization of a payment or charge, the determination as to whether such payment or charge was a non-recurring “one time” item shall be based on the characterization of such item by the Company’s auditors.

Upon the Company achieving 90% of the OIBDAN Target, Executive shall be entitled to receive 50% of the Target Bonus.

Upon achieving 100% of the OIBDAN Target, Executive shall be entitled to receive 100% of the Target Bonus.

The bonus amount shall be increased pro rata for achievement of between 90% and 100% of the OIBDAN Target .